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                                                                    EXHIBIT 99.1



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AT THE COMPANY                      AT THE FINANCIAL RELATIONS BOARD, INC.
John T. Rich, CPA                   Alison Ziegler - General
Vice President of Finance           Brian Gill - Analyst
and Administration                  Gil Faggen - Media
(609) 497-9141                      (212) 661-8030
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FOR IMMEDIATE RELEASE
April 29, 1997


          ESCALON(R) MEDICAL CORP. ANNOUNCES STERLING C. JOHNSON STEPS
                  DOWN AS PRESIDENT AND CHIEF OPERATING OFFICER

Skillman, NJ - April 29, 1997 -- Escalon Medical Corp. (Nasdaq: ESMC) today announced that Sterling C. Johnson has stepped down as President and Chief Operating Officer, effective April 30, 1997, to pursue other opportunities. Mr. Johnson will continue as a member of the Board of Directors. Richard J. DePiano, Escalon's Chairman and Chief Executive Officer, will assume the responsibilities of the President's office. The Company currently has no plans to fill the Chief Operating Officer post.

Founded in 1987, Escalon develops, markets and distributes ophthalmic medical devices and pharmaceuticals and is developing ophthalmic drug delivery systems and lasers. Escalon has headquarters in Skillman, New Jersey, manufacturing operations in Milwaukee, Wisconsin and laser laboratories in Irvine, California.


           To receive additional information on ESCALON MEDICAL CORP., via fax, at no charge, dial
                       1-800-PRO-INFO and enter code ESMC.